EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James Koh, the Chief Executive Officer of BlueOne Card, Inc. and Subsidiary (the “Company”), does hereby certify that:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 26th day of August 2025.

Date: August 27, 2025	/s/ James Koh
James Koh
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to BlueOne Card, Inc. and will be retained by BlueOne Card, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.